                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(3)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         INSITUFORM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules
         14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
         ------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:
         ------------------------------------------------------------
    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
         ------------------------------------------------------------
    (5)  Total fee paid:
         ------------------------------------------------------------
         Fee paid previously with preliminary materials.
    [ ]
         Check box if any part of the fee is offset as provided by
    [ ]  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
         Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
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         ------------------------------------------------------------
    (3)  Filing Party:
         ------------------------------------------------------------
    (4)  Date Filed:
         ------------------------------------------------------------

                         INSITUFORM TECHNOLOGIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 10, 2001

                            ------------------------

                                                          Chesterfield, Missouri
                                                                  March 30, 2001

TO THE HOLDERS OF COMMON STOCK
  OF INSITUFORM TECHNOLOGIES, INC.:

     The Annual Meeting of Stockholders of Insituform Technologies, Inc. ("Insituform") will be held at the Doubletree Hotel, 16625 Swingley Ridge Road, Chesterfield, Missouri, on Thursday, May 10, 2001, at 9:00 a.m., local time, for the following purposes, as more fully described in the accompanying proxy statement:

          (1) To elect eight directors of Insituform, each to serve for the ensuing year and until their respective successors are elected and have qualified;

          (2) To approve the adoption of the 2001 Employee Equity Incentive
     Plan;

          (3) To approve the adoption of the 2001 Non-Employee Director Equity Incentive Plan;

          (4) To approve the adoption of the Long-Term Incentive Plan; and

          (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 15, 2001 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                          HOWARD KAILES
                                          Secretary

     You are cordially invited to attend the meeting in person. If you do not expect to attend, please mark, sign and date the enclosed form of proxy and mail in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                PROXY STATEMENT

     This proxy statement is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Insituform Technologies, Inc. ("Insituform") for use at the 2001 Annual Meeting of Stockholders of Insituform to be held on May 10, 2001 and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy were mailed on or about March 30, 2001 to the persons entitled to receive the accompanying Notice. Insituform's executive office is located at 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005.

     At the close of business on March 15, 2001, the record date stated in the accompanying Notice, Insituform had outstanding 26,830,797 shares of class A common shares, $.01 par value ("common stock"), each of which is entitled to one vote with respect to each matter to be voted on at the meeting. Insituform has no class or series of voting stock outstanding other than the common stock.

     A majority of the issued and outstanding shares of common stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Directors are elected by a plurality vote. The affirmative vote of holders of a majority of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the adoption of the 2001 Employee Equity Incentive Plan, the 2001 Non-Employee Director Equity Incentive Plan and the Long-Term Incentive Plan. The plans will not be made effective until they are approved by the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

     If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted FOR the eight nominees proposed by the Board of Directors and FOR approval of the adoption of the 2001 Employee Equity Incentive Plan, the 2001 Non-Employee Director Equity Incentive Plan and the 2001 Long-Term Equity Incentive Plan. Any proxy may be revoked at any time by giving written notice to Insituform's Secretary prior to the actual vote at the annual meeting. The casting of a later dated ballot or proxy at the annual meeting by a stockholder who may have given a proxy earlier will have the effect of revoking the prior proxy.

     Abstentions are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum to the extent that such shares are voted on any matter presented at the meeting. For the purpose of determining the vote required for approval of matters to be voted on at the meeting, shares held by stockholders who abstain from voting and broker non-votes deemed to be present at the meeting will be treated as being "present" and "entitled to vote" on the matter. Therefore, an abstention or a broker non-vote deemed to be present at the meeting will have the same effect as a vote at the meeting against the proposals to approve the adoption of the 2001 Employee Equity Incentive Plan, the 2001 Non-Employee Director Equity Incentive Plan and the Long-Term Incentive Plan. A broker non-vote which is not deemed to be present at the meeting will have no effect on the results of the vote on such matters. In the election of directors, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote. A "broker non-vote" means shares represented at the meeting in person or by proxy by a broker or nominee where the broker or nominee
(i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on the matter.

     All costs relating to the solicitation of proxies will be borne by Insituform. Proxies may be solicited by officers, directors and regular employees of Insituform and its subsidiaries personally, by mail or by telephone, and Insituform may pay brokers and other persons holding shares of stock in their names or those of their nominees for the reasonable expenses in sending soliciting material to their principals. Insituform has engaged Morrow & Co., 444 Park Avenue, New York, New York 10022, to aid in the solicitation of proxies with respect to the annual meeting for a fee estimated at $6,000 plus reimbursement for reasonable and customary out-of-pocket expenses.

     It is important that proxies be returned promptly. If you do not expect to attend the annual meeting in person, you are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your votes can be recorded.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     At the meeting, stockholders will elect eight directors, each to serve a term of one year and until a successor has been elected and has qualified. It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the eight nominees listed under "Certain Information Concerning Nominees and Directors" below, unless otherwise instructed in the proxy. Each director nominee is presently serving as a director of Insituform. Insituform's Board of Directors has no reason to believe that any of the nominees listed below will be unable or will decline to serve. In case any of the nominees is unable or declines to serve, the persons named in the accompanying form of proxy will vote the shares represented by the proxy for another person duly nominated by the Board of Directors to act in the nominee's place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

     Russell B. Wight, Jr. was a member of Insituform's Board of Directors during the fiscal year ended December 31, 2000. Mr. Wight resigned from the Board effective as of February 22, 2001. There was not sufficient time for the Board to qualify a replacement for Mr. Wight prior to distribution of proxy materials for the annual meeting. The Board intends to conduct a search for an appropriate replacement candidate and appoint a replacement when qualified.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

     Certain information concerning the nominees for election as directors is set forth below. This information was furnished to Insituform by the nominees.

          ROBERT W. AFFHOLDER, age 65; Senior Executive Vice President of Insituform since 1996; Senior Vice President -- Chief Operating Officer of North American Contracting Operations of Insituform from 1995 to 1996; Vice Chairman and President, Insituform Mid-America, Inc., until 1995; Director of Insituform since 1995; Member of Non-Insider Stock Option Committee.

          PAUL A. BIDDELMAN, age 55; President, Hanseatic Corporation (private investment company) since 1997, and Treasurer from before 1996 to 1997;
     Director: Celadon Group, Inc., Six Flags, Inc., Star Gas LLC (general partner of Star Gas Partners, L.P.), SystemOne Technologies Inc.; Director of Insituform since 1988; Chair of Audit Committee.

          STEPHEN P. CORTINOVIS, age 51; Vice President International and President -- Europe, Emerson Electric Co. since before 1996; Director of Insituform since 1997; Chair of Compensation Committee.

          JUANITA H. HINSHAW, age 56; Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (electrical and communications distributor) since May 2000; Chief Financial Officer, Highlights of Ophthalmology International, Inc. (publishing company) from 1999 until October 2000; Vice President and Treasurer, Monsanto Company from before 1996 to 1999; Director: Graybar Electric Company, Inc.; Director of Insituform since February 2000; Member of Audit Committee and Compensation Committee.

          ANTHONY W. HOOPER, age 53; Chairman of the Board of Insituform since 1997, and Insituform's President since 1996; prior to 1996, Senior Vice President-Marketing and Technology of Insituform; Chair of Non-Insider Stock Option Committee.

          THOMAS N. KALISHMAN, age 37; Chairman of the Board of Maverix.net, Inc. (a telecommunications company that filed for bankruptcy in January
     2001) since 1999; President of Insituform's United Pipeline Systems division during 1998; Director -- East Group of North American

     Pipe Rehabilitation of Insituform from 1997 to 1998; Operations Manager -- Southeast Region of Insituform until 1996; Director of Insituform since 1998.

          SHELDON WEINIG, age 73; Adjunct Professor at Columbia University since before 1996 and at State University of New York, Stony Brook since before 1996; Consultant, Sony Engineering and Manufacturing of America until 1996;
     Director: Intermagnetics General Corporation; Director of Insituform since 1992; Member of Audit Committee.

          ALFRED L. WOODS, age 57; President, Woods Group (a management consulting company) since before 1996; Director of Insituform since 1997; Member of Compensation Committee.

     No family relationship exists between any of the directors or executive officers of Insituform.

BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 2000, the Board of Directors of Insituform held five meetings. No director attended fewer than 75% of the aggregate number of Board meetings and meetings of committees of the Board on which the director served during 2000. The Board of Directors has an Audit Committee, a Compensation Committee and a Non-Insider Stock Option Committee. The Board dissolved its Nominating Committee in 2000. Currently, the Board acts as a nominating committee. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at the 2002 Annual Meeting of Stockholders must comply with a By-law provision dealing with nominations. For a discussion of the nominating procedures, see "Stockholder Proposals."

     The members of the Audit Committee of the Board of Directors are Paul A. Biddelman (Chair), Juanita H. Hinshaw and Sheldon Weinig. The Audit Committee is responsible for overseeing that management fulfills its responsibilities in connection with the preparation of the consolidated financial statements of Insituform and its subsidiaries. The committee's functions include making recommendations to the Board regarding the engaging and discharging of Insituform's independent auditors, reviewing with the independent auditors the plan and the results of the auditing engagement, reviewing the scope and results of Insituform's procedures for internal auditing, approving the professional services provided by the independent auditors and reviewing the independence of the independent auditors. During the year ended December 31, 2000, the Audit Committee held six meetings. A copy of the Audit Committee's Charter is attached hereto as Appendix A.

     The members of the Compensation Committee of the Board of Directors are Stephen P. Cortinovis (Chair), Juanita H. Hinshaw and Alfred L. Woods. The functions of the Compensation Committee include making recommendations to the Board of Directors of Insituform regarding the salaries, bonuses, fringe benefits or compensation of any kind for the officers and directors of Insituform. During the year ended December 31, 2000, the Compensation Committee held two meetings.

     The members of the Non-Insider Stock Option Committee of the Board of Directors are Anthony W. Hooper (Chair) and Robert W. Affholder. After the Board of Directors approves an aggregate number of option grants, the Non-Insider Stock Option Committee makes specific grants of stock options under the 1992 Employee Stock Option Plan to employees who are not subject to Section 16 of the Securities and Exchange Act of 1934, as amended. During the year ended December 31, 2000, the Non-Insider Stock Option Committee held one meeting.

                             DIRECTOR COMPENSATION

     Each director of Insituform who is not an operating officer of Insituform is entitled to receive compensation in the amount of $16,000 per annum and $1,500 per meeting of the Board of Directors, or committee of the Board, attended by such director ($750 in the case of telephonic meetings and committee meetings held in conjunction with Board meetings), plus reimbursement of his or her expenses. Directors who are operating officers of Insituform do not receive any additional compensation for their service as director.

     In addition, on February 17, 2000, Insituform granted options under its 1992 Director Stock Option Plan (the "Director Plan") covering 7,500 shares of common stock to each of the current directors, except

Ms. Hinshaw, who was not appointed to the Board until February 28, 2000. All of these options are currently exercisable at a price per share equal to $28.94, the closing price per share of the common stock on The Nasdaq National Market on the date of grant, and expire ten years from the date of grant. On February 28, 2000, Insituform granted options under the Director Plan covering 7,500 shares of common stock to Ms. Hinshaw. These options are currently exercisable at a price per share equal to $27.41, the closing price per share of the common stock on The Nasdaq National Market on the date of grant, and expire ten years from the date of grant.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information with respect to compensation for each of Insituform's last three completed fiscal years of Insituform's chief executive officer and other current executive officers. In addition, this information is provided for Robert L. Kelley, Insituform's former Vice President -- General Counsel, who would have been among the four most highly compensated executive officers during the most recent fiscal year, but was not an executive officer at the end of 2000.

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                               ---------------------------
                                           ANNUAL COMPENSATION                  NUMBER OF
                             -----------------------------------------------    SECURITIES
                             FISCAL                               OTHER         UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY(1)    BONUS     COMPENSATION(2)    OPTIONS(#)    COMPENSATION
---------------------------  ------   ---------   --------   ---------------   ------------   ------------
Anthony W. Hooper.........    2000    $460,417    $350,625      $     --          50,000        $ 16,429(3)
  Chairman of the Board,      1999     420,833     425,000            --          35,000          16,199
  President and Chief         1998     392,917     274,400            --         140,000          18,460
  Executive Officer
Robert W. Affholder.......    2000    $125,000          --            --           7,500        $ 10,060(4)
  Senior Executive            1999     125,000          --            --              --          10,341
  Vice President              1998     250,000          --            --          15,000          20,748
Joseph A. White...........    2000    $220,417     114,067            --          17,400          15,782(5)
  Vice President --           1999      73,320      41,098      $144,417(6)       15,000          15,310
  Chief Financial Officer     1998          --          --            --              --              --
Carroll W. Slusher........    2000    $197,833     120,000            --          17,400        $ 15,732(7)
  Vice President --           1999     185,833     101,010            --          15,000          16,349
  North America               1998          --          --            --              --              --
Antoine Menard............    2000    $118,305(8)    7,724            --           6,500              --
  Vice President --           1999     122,526      75,165            --          10,000              --
  Europe                      1998          --          --            --              --              --
Thomas A. A. Cook(9)......    2000    $ 62,180      31,554            --          15,000        $  2,126(10)
  Vice President --           1999          --          --            --              --              --
  General Counsel             1998          --          --            --              --              --
Robert L. Kelley(11)......    2000    $158,955          --            --           9,000        $837,379(12)
  Former Vice President --    1999     195,883     107,144            --          10,000          14,084
  General Counsel             1998     190,300     104,741            --              --          16,377

---------------
 (1) Includes amounts earned but deferred at the election of the executive under Insituform's non-qualified deferred compensation plan (the "Deferred Compensation Plan").

 (2) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

 (3) Represents $6,400 in employer-matching contributions under Insituform's 401(k) Profit-Sharing Plan (the "401(k) Profit-Sharing Plan"), $8,500 in profit-sharing contributions under the 401(k) Profit-Sharing Plan, $400 in employer-matching contributions under the Deferred Compensation Plan and $1,129 in term life insurance premiums.

 (4) Represents $2,917 in employer-matching contributions under the 401(k) Profit-Sharing Plan, $6,250 in profit-sharing contributions under the 401(k) Profit-Sharing Plan and $893 in term life insurance premiums.

 (5) Represents $5,251 in employer-matching contributions under the 401(k) Profit-Sharing Plan, $8,500 in profit-sharing contributions under the 401(k) Profit-Sharing Plan, $1,549 in employer-matching contributions under the Deferred Compensation Plan and $482 in term life insurance premiums.

 (6) Represents $85,345 paid pursuant to Insituform's Relocation Plan and $59,072 in reimbursement of taxes.

 (7) Represents $4,610 in employer-matching contributions under the 401(k) Profit-Sharing Plan, $8,500 in profit-sharing contributions under the 401(k) Profit-Sharing Plan, $2,190 in employer-matching contributions under the Deferred Compensation Plan and $432 in term life insurance premiums.

 (8) Mr. Menard's salary for the year ended December 31, 2000 was 854,000 French francs. Mr. Menard's salary was converted to U.S. dollars for purposes of this table using the conversion rate on February 21, 2001, the date on which the Board approved Mr. Menard's bonus (in U.S. dollars) for the 2000 fiscal year.

 (9) Mr. Cook became Vice President -- General Counsel of Insituform in September 2000.

(10) Represents $2,000 in employer-matching contributions under the 401(k) Profit-Sharing Plan and $126 in term life insurance premiums.

(11) Mr. Kelley resigned as an executive officer of Insituform in September
     2000.

(12) Represents $5,408 in employer-matching contributions under the 401(k) Profit-Sharing Plan, $8,500 in profit-sharing contributions under the 401(k) Profit-Sharing Plan, $1,392 in employer-matching contributions under the Deferred Compensation Plan, $511 in term life insurance premiums and $821,568 in severance payments under Mr. Kelley's agreement with Insituform. See "Certain Agreements with Directors and Executive Officers" below.

     Option Grant Table. The following table sets forth certain information regarding options granted by Insituform during the year ended December 31, 2000 to the individuals named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                           -------------------------------------------------------     VALUE AT ASSUMED
                           NUMBER OF                                                 ANNUAL RATES OF STOCK
                           SECURITIES      % OF TOTAL                                 PRICE APPRECIATION
                           UNDERLYING    OPTIONS GRANTED    EXERCISE                  FOR OPTION TERM(2)
                            OPTIONS       TO EMPLOYEES        PRICE     EXPIRATION   ---------------------
NAME                       GRANTED(#)   IN FISCAL YEAR(1)   ($/SHARE)      DATE         5%          10%
----                       ----------   -----------------   ---------   ----------   ---------   ---------
Anthony W. Hooper........   42,500(3)         7.45            28.94      2/17/05     $339,803    $750,897
                             7,500(3)         1.32            28.94      2/17/10      136,502     345,922
Robert W. Affholder......    7,500(3)         1.32            28.94      2/17/10      136,502     345,922
Joseph A. White..........   17,400(4)         3.05            28.94      2/17/05      139,123     307,426
Carroll W. Slusher.......   17,400(4)         3.05            28.94      2/17/05      139,123     307,426
Antoine Menard...........    6,500(4)         1.14            28.94      2/17/05       51,971     114,843
Thomas A. A. Cook........   15,000(4)         2.63            32.19      9/11/05      133,392     294,762
Robert L. Kelley.........    9,000(4)         1.58            28.94      3/31/03       41,055      86,212

---------------
(1) Includes options granted to Messrs. Hooper and Affholder under the Director Plan.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date.

(3) These options were granted under the Director Plan, with one-quarter of Mr. Hooper's options exercisable upon grant and the remainder becoming exercisable in three equal annual installments thereafter.

(4) These options were granted under Insituform's 1992 Employee Stock Option Plan, with one-quarter of the options exercisable upon grant and the remainder becoming exercisable in three equal annual installments thereafter.

     Aggregate Option Exercises and Year-End Option Table. The following table sets forth certain information regarding exercises of stock options, and stock options held as of December 31, 2000, by the individuals named in the Summary Compensation Table.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   -----------   -----------   -------------   -----------   -------------
Anthony W. Hooper..........    25,000       $696,875       292,125        131,875      $8,149,322     $2,866,366
Robert W. Affholder........        --             --        31,500             --         753,075             --
Joseph A. White............        --             --        11,850         20,550         192,880        288,014
Carroll W. Slusher.........        --             --        23,850         23,550         611,830        426,839
Antoine Menard.............    15,000        342,195        17,425         12,575         481,094        264,521
Thomas A. A. Cook..........        --             --         3,750         11,250          28,828         86,484
Robert L. Kelley...........    41,250        887,685         3,000         14,750          93,375        294,361

---------------
(1) Calculated on the basis of the fair market value of the underlying securities at fiscal year-end, minus the exercise price.

            CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In July 1998, Insituform entered into arrangements with Anthony W. Hooper, Insituform's Chairman of the Board, President and Chief Executive Officer, which replaced prior arrangements with Mr. Hooper, including the severance benefits surrendered by Mr. Hooper under his 1997 agreement extended by Insituform and more fully described below. The current arrangements provide for a base salary, subject to annual review, in addition to bonus payments in an amount calculated as a percentage of base salary with a center point objective of 50%, intended to provide an opportunity of up to twice the center point. The current arrangements with Mr. Hooper also provide that option grants become immediately exercisable in the event of specified changes in control of Insituform.

     Under these arrangements, Insituform also provides Mr. Hooper with a car allowance, reimbursement for one country club membership and medical and life insurance benefits. The arrangements also provide that, in the event Mr. Hooper's employment is terminated without "cause" or he resigns with "good reason" (as defined therein), he will be entitled to base salary and bonus over a period of 18 months (or 30 months, if following specified changes in control of Insituform), subject to payment, at his election, in a lump sum at a discounted rate, and in all cases, together with excise taxes due, if any, and coverage during the foregoing period under Insituform's welfare plans (or equivalent coverage).

     In connection with Mr. Hooper's relocation to Insituform's new headquarters facilities in Chesterfield, Missouri, and in addition to the amounts extended to Mr. Hooper under Insituform's Relocation Plan, in September 1997, Insituform extended a loan to Mr. Hooper in the amount of $200,000, due on the fifth anniversary thereof, or earlier in the event of cessation of employment. The loan accrues interest after default at the rate of 1% per month, and does not accrue interest prior to default except as specified therein.

     In connection with Insituform's acquisition of Insituform Mid-America, Inc. ("IMA") in October 1995, Insituform entered into an employment agreement with Robert W. Affholder. Under Mr. Affholder's agreement, as amended, which has been extended through December 2001, Mr. Affholder serves as Senior Executive Vice President of Insituform, receives an annual salary of $125,000, and devotes one-half of his business time to Insituform's affairs. In the event of Mr. Affholder's death, the agreement terminates automatically. In addition, it is terminable by Insituform upon the failure of Mr. Affholder to perform his duties thereunder owing to illness or other incapacity, if the illness continues for a period of six months, or for other "cause" (as defined in the agreement). Mr. Affholder's arrangements with Insituform entitle him to participate in medical and other employee benefit plans and to the use of an automobile. Mr. Affholder has also entered into a non-competition agreement with Insituform extending from the completion of Insituform's acquisition of IMA until the later of five years thereafter or two years after all service to Insituform has ended.

     In June 1997, Insituform entered into severance agreements (the "1997 Agreements") with Mr. Hooper and with Robert L. Kelley, Insituform's Vice President -- General Counsel until September 2000, which provided that, subsequent to the occurrence of specified events during a period of three years after the date of the agreement, if the employment of such officer was terminated without "cause" or the officer resigned with "good reason" (as those terms were defined under such agreements), or the officer resigned for any reason during a 30-day period (the "Election Period") following the anniversary of the specified events, the officer was entitled to the benefits set forth in the agreement. The election of two members of the Board of Directors in October 1997 outside of the procedures provided for under Insituform's acquisition agreement with IMA was one of the specified events. The benefits to which each officer was entitled upon severance from Insituform as aforesaid included an amount, payable within 30 days after severance, equal to three times compensation (including base salary and bonus, as defined, and accrued supplemental retirement benefits) plus amounts to cover any excise taxes due, if any, and coverage for a period of three years under Insituform's welfare plans (or equivalent coverage).

     In March 1999, Insituform entered into additional arrangements with Mr. Kelley providing that he will be entitled to the benefits under the 1997 Agreement applicable to resignation for any reason during the Election Period, fixed at an amount calculated as if termination had occurred during the Election Period payable on December 31, 2002 or, if later, upon six months' prior written notice of voluntary termination by him, or earlier as follows: (i) within 30 days after termination by Insituform of his employment for any reason, or in the event of death or disability; (ii) within six months after termination by him of employment for "good reason" (as defined under the agreement); or (iii) within 30 days after termination by him of employment during the 30-day period following the first anniversary of specified changes in control of Insituform. Such arrangements also cover excise taxes due, if any, and coverage for a period of three years under Insituform's welfare plans (or equivalent coverage). Following Mr. Kelley's departure in September 2000, Insituform made aggregate payments to Mr. Kelley under these arrangements in the amount of $821,568.

     Antoine Menard, Vice President-Europe of Insituform, is entitled to severance upon termination, other than for specified causes, calculated as the greater of twelve months base salary or any amount prescribed by law.

     In August 1999, Insituform entered into employment arrangements with Joseph
A. White, in connection with his appointment as Vice President-Chief Financial Officer of Insituform, which provide for an initial annual base salary at the rate of $215,000, subject to annual review, in addition to bonus payments in an amount calculated as a target rate of 50% of his annual base salary, and an initial grant of options under the 1992 Employee Stock Option Plan (the "Employee Plan") covering 15,000 shares of common stock. Mr. White's arrangements further provide that, in the event employment is terminated without cause within the first 24 months, he will be entitled to severance in an amount equal to two years' base salary, payable in a lump sum, net of aggregate base salary paid since the commencement of employment.

             REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of Insituform's Board of Directors currently consists of three directors, Stephen P. Cortinovis (Chair), Juanita H. Hinshaw and Alfred L. Woods, none of whom is an executive officer of Insituform. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation arrangements for Insituform's executive officers, including the Chief Executive Officer. Administration of the Employee Plan, under which stock options may be awarded to executive officers who are not directors, and of the Director Plan, under which options may be awarded to executive officers who serve on the Board, is vested in the entire Board of Directors.

     The objectives of the Compensation Committee in recommending executive compensation to the Board of Directors are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to Insituform's business goals; (iii) to link compensation with Insituform's financial performance; and (iv) to align the interests of Insituform's executives with the interests of Insituform's stockholders.

     During the year ended December 31, 2000, the achievement of the foregoing objectives was directed to the support of Insituform's principal business strategies, including a continuation of the improved profitability in Insituform's core business. In its last fiscal year, these strategies resulted in significant improvement to Insituform's operations, which demonstrated an increase in consolidated net income of approximately 34% compared to the prior year while the market price of Insituform's common stock (as more fully described below under "Performance Graph") increased approximately 41%.

     As a result of the foregoing objectives, the compensation program for Insituform's executives, including its Chief Executive Officer, has been formulated to consist principally of base salary, bonuses and stock options, as follows:

     Base Salary. The Compensation Committee evaluates executive base salaries by level of responsibility, individual performances and Insituform's performance, as well as by the need to provide a competitive package that allows Insituform to retain key executives. At the commencement of each year, the Chief Executive Officer, in consultation with key executives, establishes individual performance objectives for the ensuing year. After reviewing individual performance, Insituform's performance and available information on salaries at other companies of similar size (with particular focus on other construction-based operations), the Chief Executive Officer makes recommendations to the Compensation Committee concerning the base salaries of executive officers.

     The Compensation Committee reviews and, with any changes it deems appropriate, approves the recommendations of the Chief Executive Officer for submission to the Board of Directors. Using the same review process, the Compensation Committee makes decisions pertaining to the Chief Executive Officer.

     During the year ended December 31, 2000, remuneration as President and Chief Executive Officer to Mr. Hooper was initially at the rate of $425,000 per annum. In March 2000, Mr. Hooper's base salary was increased to $467,500 per annum in connection with the annual review of his performance, at the recommendation of the Compensation Committee and upon authorization of the full Board of Directors. Insituform also remains party to certain loan arrangements extended to Mr. Hooper in connection with his relocation to Chesterfield in July 1997, as described under "Certain Agreements with Directors and Executive Officers" above.

     Cash Bonuses. Under historical guidelines designed to motivate and reward key management personnel through the award of cash bonuses, the Chief Executive Officer and executive officers who report to the Chief Executive Officer are eligible for bonuses calculated as a percentage of base salary, which in the case of executives who report to the Chief Executive Officer are up to approximately 50% of base salary. Such guidelines have typically provided for an award of cash bonuses based on the achievement of corporate goals recommended by senior executive management and approved by the Board of Directors, individual objectives established for executive management by the Compensation Committee in discussions with the Chief Executive Officer and an evaluation of executive management by the Compensation Committee.

     For the year ended December 31, 2000, bonus amounts earned by the Chief Executive Officer were in the amount of $350,625, based on the Compensation Committee's evaluation of such specific factors as Insituform's continued substantial progress in improving profitability and earnings per share, and the enhanced stockholder value represented by the increased market value of Insituform's securities. As part of his employment arrangements entered into in July 1998, Mr. Hooper is entitled to bonus payments in an amount calculated as a percentage of base salary with a center point objective of 50%, intended to provide an opportunity of up to twice the center point.

     Stock Options. The primary purpose of Insituform's stock option program is to align the interests of Insituform's executive officers more closely with the interests of Insituform's stockholders by offering the executives an opportunity to benefit from increases in the market price of the common stock. Insituform's stock option program provides long-term incentives that have enabled Insituform to attract and retain key employees by encouraging their ownership of Insituform's common stock. In connection with attracting new executive management, the Compensation Committee has typically authorized the grant of options effective upon commencement of employment.

     Insituform's current executive officers, collectively, hold options under the Employee Plan and, in the case of Messrs. Hooper and Affholder, under the Director Plan. During the year ended December 31, 2000, Insituform authorized an option grant under the Director Plan covering 42,500 shares to the Chief Executive Officer in connection with his annual review for the prior year, and an option grant covering 7,500 shares as a director. In March 2001, as a result of the annual review of performance for 2000, Insituform authorized an option grant under the Director Plan to the Chief Executive Officer covering 75,072 shares. In defining the limits of option grants for executive officers and in selecting individual officers for options and determining the terms thereof, Insituform will continue to take into consideration any factors it deems relevant, including present and potential contributions to Insituform's success.

     Pursuant to the recommendation of the Compensation Committee, the Board of Directors has also adopted, effective February 1, 1999, a non-qualified, deferred compensation plan for key employees, under which highly-compensated employees, including executive management, will be able to defer, at their election, up to specified maximum amounts of compensation by contribution of such amounts to the plan. The plan allows for base pay deferral, when aggregated with 401(k) base pay contributions under the 401(k) Profit-Sharing Plan, of up to 15% of base salary, and bonus deferral, in addition to 401(k) bonus contributions under the 401(k) Profit-Sharing Plan, of up to 50% of bonus amounts. Under the plan, Insituform will match the first 3% of contributions at a 100% rate, and the next 2% of contributions at a 50% rate (limited to compensation up to $160,000 per annum). Contributions under the plan increase by an amount to match the performance of participant-selected indices. Insituform has the option to actually invest participant contributions in whatever manner it chooses. Subject to claims of creditors, Insituform will pay account balances to participants after termination of employment based on their deferrals into the accounts and the investment performance from their selected indices.

     Section 162(m) ("Section 162") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits federal income tax deductions for compensation to the Chief Executive Officer and Insituform's four other most highly compensated officers to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. Insituform has not adopted an absolute policy regarding Section 162. In making compensation decisions, Insituform will consider the net cost of compensation to it and whether it is practicable and consistent with other compensation objectives to qualify Insituform's incentive compensation under the applicable exemption of
Section 162. Insituform anticipates that deductibility of compensation payments will be one among a number of factors used in ascertaining appropriate levels or modes of compensation, and that Insituform will make its compensation decision based upon an overall determination of what it believes to be in the best interests of its stockholders.

     The foregoing report on executive compensation is provided by the following directors, constituting the entire Board of Directors:

  Robert W. Affholder    Anthony W. Hooper
  Paul A. Biddelman      Thomas N. Kalishman
  Stephen P. Cortinovis  Sheldon Weinig
  Juanita H. Hinshaw     Alfred L. Woods

     Notwithstanding anything set forth in any of Insituform's previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to October 25, 2000, Insituform's Compensation Committee consisted of Stephen P. Cortinovis (Chair), Robert W. Affholder and Alfred L. Woods. Mr. Affholder was the only member of the Compensation Committee who was an officer of Insituform. On October 25, 2000, Mr. Affholder was replaced by Juanita H. Hinshaw on the Compensation Committee. Insituform's Employee Plan (under which executive officers who are not directors are granted stock options) and its Director Plan (under which executive officers who are directors are granted stock options) were, during the year ended December 31, 2000, administered by the entire Board of Directors which, in addition to the foregoing directors, included Paul A. Biddelman, Anthony W. Hooper, Thomas N. Kalishman, Sheldon Weinig and Russell B. Wight, Jr. (who resigned from the Board in February 2001), none of whom, with the exception of Messrs. Hooper, Affholder and Kalishman, is currently an officer or was formerly an officer of Insituform.

     A subsidiary of Insituform is party to a tunneling equipment lease agreement with A-Y-K-E Partnership, whose partners during the year ended December 31, 2000 consisted of Mr. Affholder and Nancy F. Kalishman, Thomas N. Kalishman's mother. The agreement covers equipment held by the partnership for lease both to Insituform's subsidiary and other parties, as available, and is terminable upon 30 days prior notice by either party. During the year ended December 31, 2000, A-Y-K-E partnership was paid $392,750 under such arrangements.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors currently consists of three "independent" directors, Paul A. Biddelman (Chair), Juanita H. Hinshaw and Sheldon Weinig. The Audit Committee reviewed and discussed Insituform's audited December 31, 2000 financial statements with Insituform's management. In addition, the Audit Committee discussed with Insituform's auditors, Arthur Andersen LLP, the matters required by Statement on Auditing Standards No. 61, which include the following:

     - Arthur Andersen LLP's responsibility under generally accepted auditing standards

     - Significant accounting policies

     - Management's judgments and accounting estimates

     - Significant audit adjustments

     - Other information in documents containing audited financial statements

     - Disagreements with Insituform's management, including accounting principles, scope of audit and disclosures

     - Major issues discussed with Insituform's management prior to retention of Arthur Andersen LLP

     - Difficulties encountered in performing the audit

     The Audit Committee received and discussed with Arthur Andersen LLP written disclosures and the letter regarding any significant relationships that could impair Arthur Andersen LLP's independence (as required by Independence Standards Board Statement No. 1), and considered the compatibility of non-audit services with Arthur Andersen LLP's independence. Based upon the above reviews and discussions, the Audit Committee recommended to the Board of Directors that Insituform's December 31, 2000 audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that all audit committee members are "independent" directors, as that term is defined by NASD Rule 4200(a)(14). In 2000, the Audit Committee and the Board of Directors approved and adopted an Audit Committee Charter which is attached to this proxy statement as Appendix A.
                                          Paul A. Biddelman, Chair
                                          Juanita H. Hinshaw
                                          Sheldon Weinig

  Audit Fees

     The aggregate fees billed by Arthur Andersen LLP for the 2000 fiscal year audit and for the reviews of the financial statements included in Insituform's quarterly reports on Form 10-Q were $315,600.

  Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

  All Other Fees

     Aggregate fees billed for all other services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2000 were $541,428.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors, based on the recommendation of the Audit Committee, has selected Arthur Andersen LLP, independent certified public accountants, as Insituform's auditors for the fiscal year ending December 31, 2001. Arthur Andersen LLP has audited Insituform's consolidated financial statements for the fiscal year ended December 31, 2000.

     One or more representatives of Arthur Andersen LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                               PERFORMANCE GRAPH

     The following performance graph compares the total stockholder return on Insituform's common stock to the S&P 500 Index and a composite peer group index (the "Current Composite Peer Group Index") for the past five years. The Current Composite Peer Group Index is comprised of the following six companies:
Insituform East Incorporated ("East"), Michael Baker Corporation ("Michael Baker"), Granite Construction, Inc. ("Granite"), Fluor Corp. ("Fluor"), Jacobs Engineering Group, Inc. ("Jacobs") and Foster Wheeler Corp. ("Foster Wheeler").

     The Current Composite Peer Group Index differs from the composite peer group index used in last year's proxy statement (the "Prior Composite Peer Group Index"), which was comprised of three of the companies included in the Current Composite Peer Group Index, namely, East, Michael Baker and Granite, in addition to Utilx Corporation ("Utilx"), BFC Construction Corporation ("BFC"), MYR Group, Inc. ("MYR") and J. Ray McDermott, S.A. ("McDermott"). Insituform has changed its composite peer group index this year because Utilx, BFC, MYR and McDermott are no longer publicly traded companies. The performance graph below also shows the five-year performance of East, Michael Baker and Granite, which are the companies from the Prior Composite Peer Group Index which continue to be publicly traded.

     The graph assumes that $100 was invested in Insituform's common stock and each Index on December 31, 1995 and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                            [PERFORMANCE LINE GRAPH]

              -----------------------------------------------------------------------------------------------
                                                    1995      1996      1997      1998      1999      2000
              -----------------------------------------------------------------------------------------------
               Insituform Technologies, Inc.       100.00     63.44     66.67    124.73    243.01    343.01
               S&P 500 Index                       100.00    122.96    163.99    210.86    255.22    231.99
               Current Composite Peer Group Index  100.00     91.06     82.76     96.59     66.81     92.68
               Prior Composite Peer Group Index    100.00    116.89    193.34    170.60    165.90    257.13

     Notwithstanding anything set forth in any of Insituform's previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding performance graph shall not be deemed incorporated by reference into any such filings.

                  INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The following table sets forth certain information as of March 15, 2001 with respect to the number of shares of common stock owned by (i) each person known by Insituform to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company who owned beneficially any shares of Common Stock, (iii) each executive officer of the Company named in the Summary Compensation

Table under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group:

                                                                NUMBER OF SHARES
                                                                 OF COMMON STOCK           PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)        OF CLASS
----------------                                              ---------------------        --------
T. Rowe Price Associates, Inc.
  100 East Pratt Street
  Baltimore, Maryland 21202.................................        3,126,500(2)            11.65
Kalmar Investments Inc.
  3701 Kennett Pike
  Greenville, Delaware 19807................................        1,624,873(3)             6.06
Putnam Investments, LLC
  One Post Office Square
  Boston, Massachusetts 02109...............................        1,525,166(4)             5.68
Richard L. Kinsel, Jr.
  8121 Broadway, Suite 300
  Houston, Texas 77061......................................        1,460,238(5)             5.44
Robert W. Affholder.........................................        1,155,406(6)             4.31
Paul A. Biddelman...........................................           25,500(7)                 (8)
Stephen P. Cortinovis.......................................           36,500(9)                 (8)
Juanita H. Hinshaw..........................................            7,500(10)                (8)
Anthony W. Hooper...........................................          366,259(11)            1.33
Thomas N. Kalishman.........................................          152,289(12)                (8)
Sheldon Weinig..............................................           34,600(13)                (8)
Alfred L. Woods.............................................           37,000(14)                (8)
Joseph A. White.............................................           21,200(15)                (8)
Carroll W. Slusher..........................................           34,450(16)                (8)
Antoine Menard..............................................           21,550(17)                (8)
Thomas A. A. Cook...........................................            3,750(18)                (8)
Robert L. Kelley............................................            7,781(19)                (8)
Directors and Executive Officers as a group (13 persons)....        1,903,785(20)            7.10

---------------
 (1) Except as otherwise indicated, as of March 15, 2001, all shares are owned with sole voting and investment power.

 (2) Represents securities as to which T. Rowe Price Associates, Inc. ("T. Rowe Price") serves as investment advisor beneficially owned by various individual and institutional investors, including 1,550,000 shares beneficially owned by T. Rowe Price Small-Cap Value Fund, Inc. (the "Fund"), a registered investment company. The information provided herein is based on an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2001. The information in the
     Schedule 13G/A indicated that T. Rowe Price has sole investment power over all such shares, and that T. Rowe Price and the Fund have sole voting power over, respectively, 648,800 shares and 1,550,000 shares. T. Rowe Price disclaims beneficial ownership of all such securities.

 (3) The information provided herein is based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2000. The information in the Schedule 13G indicates that Kalmar Investments Inc., a registered investment advisor, has sole investment power with respect to such shares.

 (4) The information provided herein is based on a Schedule 13G filed with the Securities and Exchange Commission on March 27, 2001. The information in the Schedule 13G indicates that Putnam Investments, LLC, an investment adviser, beneficially owns 1,525,166 shares, of which it has shared voting power with respect to 265,600 shares and shared dispositive power with respect to 1,525,166 shares. The information in the Schedule 13G indicates that Putnam Investment Management, LLC, an investment adviser, beneficially owns and has shared dispositive power over 1,142,266 of these shares.

     The information in the Schedule 13G indicates that the Putnam Advisory Company, LLC, an investment adviser, beneficially owns 382,900 of these shares, of which it has shared voting power with respect to 265,600 shares and shared dispositive power with respect to 382,900 shares.

 (5) The information provided herein is based on a Schedule 13G filed with the Securities and Exchange Commission on March 23, 2001. The information in the Schedule 13G indicates that Mr. Kinsel has sole investment power with respect to such shares.

 (6) Represents: (i) 520,906 shares held individually by Robert W. Affholder;
     (ii) 74,165 shares held jointly by Robert W. Affholder and Pamela Long Affholder; (iii) 600,000 shares held by The Affholder Family Partnership L.P., the sole general partners of which are The Robert W. Affholder Revocable Trust and The Pamela Long Affholder Revocable Trust (as to each of which Robert W. Affholder and Pamela Long Affholder are co-trustees);
     (iv) 3,000 shares held by The Robert W. and Pamela Long Affholder Irrevocable Grandchildren's Trust (as to which Robert W. Affholder is co-trustee); and (v) 31,500 shares issuable to Robert W. Affholder upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

 (7) Represents 25,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

 (8) Less than one percent.

 (9) Represents 36,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(10) Represents 7,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(11) Includes 311,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(12) Includes (i) 115,000 shares held by The Jerome and Nancy F. Kalishman Irrevocable Grandchildren's Trust, as to which Mr. Kalishman acts as co-trustee with shared voting and investment power; (ii) 2,789 shares held by the Nancy F. Kalishman Charitable Remainder Unitrust, as to which Mr. Kalishman acts as co-trustee with shared voting and investment power; and
     (iii) 34,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(13) Includes 31,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(14) Includes 36,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(15) Includes 16,200 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(16) Includes 2,500 shares held jointly by Mr. Slusher with his spouse and 31,950 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(17) Represents 21,550 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

(18) Includes 3,750 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001. Mr. Cook became an executive officer in September 2000.

(19) Includes 7,750 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001. Mr. Kelley resigned as an executive officer in September 2000.

(20) Includes 596,200 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 15, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of copies of reports received by it pursuant to
Section 16(a) of the Securities Exchange Act of 1934, Insituform believes that during 2000 all filing requirements applicable to its directors, officers and 10% holders under Section 16(a) were satisfied, with the exception of Mr. Slusher. Mr. Slusher filed one late report which contained information relating to one transaction.

                                  PROPOSAL 2:

              ADOPTION OF THE 2001 EMPLOYEE EQUITY INCENTIVE PLAN

     The Board of Directors has adopted, subject to approval by Insituform's stockholders, the 2001 Employee Equity Incentive Plan (the "Employee Incentive Plan"). If the Employee Incentive Plan is approved by the stockholders, the Board of Directors intends to terminate the 1992 Employee Stock Option Plan, which would otherwise expire on March 31, 2002.

     The Employee Incentive Plan provides for the granting of stock options and other stock-based awards. The Board of Directors believes that the Employee Incentive Plan advances the interests of Insituform and its stockholders by encouraging key employees of Insituform and its subsidiaries to acquire common stock or to receive monetary payments based on the value of common stock upon the achievement of certain goals that are mutually advantageous to the employees and the stockholders of Insituform and thus provide an incentive for employees to contribute to Insituform's success.

     The maximum number of shares of common stock which currently may be issued under the Employee Incentive Plan is 1,000,000, subject to adjustment in the event of any change in the number of issued shares of such stock without new consideration to Insituform, such as by reason of a stock dividend, stock split, reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

     The Employee Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the "Administrator"). The Administrator, by majority action thereof, is authorized in its sole discretion to select the persons eligible to participate in the Employee Incentive Plan, to grant benefits in accordance with the Employee Incentive Plan and to establish the terms and conditions of such grants, as well as to interpret and administer the Employee Incentive Plan, to establish appropriate rules relating to the Employee Incentive Plan, to delegate some or all of its authority under the Employee Incentive Plan and to take all such steps and make all such determinations in connection with the Employee Incentive Plan and the benefits granted thereunder as it may deem necessary or advisable.

     The following summary of the Employee Incentive Plan is subject to the provisions contained in the complete text of the Employee Incentive Plan.

DESCRIPTION OF PLAN

     Under the terms of the Employee Incentive Plan, key employees of Insituform and its subsidiaries as determined in the sole discretion of the Administrator will be eligible to receive (a) stock appreciation rights ("SARs"), (b) restricted shares of common stock ("Restricted Stock"), (c) performance awards ("Performance Awards"), (d) stock options ("Stock Options") exercisable into shares of common stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") (options so qualifying are hereinafter referred to as "Incentive Stock Options") and (e) stock units ("Stock Units").

     Stock Appreciation Rights. The Administrator may grant SARs giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the SAR and the exercise price of the SAR established by the Administrator at the time of grant, subject to any limitation imposed by the Administrator in its sole discretion. In the Administrator's discretion, the value of a SAR may be paid in cash or common stock, or a combination thereof. A SAR may be exercised (a) in conjunction with the exercise of a Stock Option, (b) upon lapse of a Stock Option or (c) independent of the exercise of a Stock Option. At the time of grant, the Administrator may establish a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on the exercise of a SAR. The term of any SAR shall be established by the Administrator, but in no event shall a SAR be exercisable after ten years from the date of grant.

     Restricted Stock. The Administrator may issue shares of common stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Administrator at the time of grant. The purchase price and the period of restriction shall be determined by the Administrator at the time of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

     Performance Awards. The Administrator may grant Performance Awards consisting of shares of common stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of common stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued.

     Stock Options. Stock Options granted under the Employee Incentive Plan shall entitle the holder to purchase common stock at a purchase price established by the Administrator, which price shall not be less than the fair market value of common stock on the date of grant in the case of Incentive Stock Options and at any price determined by the Administrator in the case of all other options. The Administrator shall determine the terms of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable.

     There is no minimum number of shares for which a Stock Option may be granted. The maximum number of shares subject to a Stock Option that may be awarded in any calendar year to any individual shall not exceed 250,000 shares (subject to adjustment); however, for any employee, the aggregate fair market value of common stock subject to qualifying Incentive Stock Options that are exercisable for the first time in any calendar year may not exceed $100,000.

     Stock Units. The Administrator may issue Stock Units representing the right to receive shares of common stock at a designated time in the future, subject to the terms and conditions as established by the Administrator in its sole discretion. A holder of Stock Units generally does not have the rights of a stockholder until receipt of the common stock, but, in the Administrator's sole discretion, may receive payments in cash or adjustments in the number of Stock Units equivalent to the dividends the holder would have received if the holder had been the owner of shares of common stock instead of Stock Units.

     No benefit shall be granted more than ten years after the date of the adoption of the Employee Incentive Plan.

     The Board may terminate the Employee Incentive Plan at any time and from time to time and may amend or modify the Employee Incentive Plan; provided, however, that no such action of the Board may, without the approval of Insituform's stockholders: (a) increase the total amount of common stock or the amount or type of benefit that may be issued under the Employee Incentive Plan;
(b) change the selection or eligibility requirements under the Employee Incentive Plan; or (c) reduce the amount of any existing benefit or change the terms or conditions thereof without the participating employee's consent.

NEW PLAN BENEFITS

     There are approximately 325 employees who are eligible to participate in the Employee Incentive Plan. The granting of awards pursuant to the Employee Incentive Plan will be subject to the discretion of the Administrator. The actual amount of any award that may be made in the future is not determinable nor are the amounts that participants would have received for 2000 if the plan had been in effect for that year. As of the date of this proxy statement, there has been no action taken with respect to the granting of awards under the Employee Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

     No income will be realized by a participating employee on the grant of an Incentive Stock Option or a Stock Option which is not an incentive stock option ("non-qualified option"), the grant of a SAR, the award of Restricted Stock or the award of Stock Units, and Insituform will not be entitled to a deduction at such time. If a holder exercises an Incentive Stock Option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the Stock Option, no ordinary income will be realized by the holder at the time of exercise. Insituform will not be entitled to a deduction by reason of the exercise. If a holder disposes of the shares acquired pursuant to an Incentive Stock Option within two years from the date of grant of the Stock Option or within one year from the date of exercise of the Stock Option, the holder will realize ordinary income at the time of disposition equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. Insituform generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

     Upon the exercise of a non-qualified Stock Option or the surrender of a SAR, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. Insituform generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     Subject to a voluntary election by the holder under Section 83(b) of the Code, a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to
Section 83(b) of the Code would cause the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. Insituform generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

     An employee will realize income as a result of a Performance Award at the time the award is paid or made available. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. Insituform will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

     An Employee will realize income as a result of an award of Stock Units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at that time. Insituform will be entitled to a corresponding deduction equal to the income realized in the year of such issuance.

     The Board of Directors recommends a vote "FOR" the adoption of the Employee Incentive Plan.

                                  PROPOSAL 3:

        ADOPTION OF THE 2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     The Board of Directors has adopted, subject to the approval of Insituform's stockholders, the 2001 Non-Employee Director Equity Incentive Plan (the "Non-Employee Director Incentive Plan"). If the Non-Employee Director Incentive Plan is approved by the stockholders, the Board of Directors intends to terminate the 1992 Non-Employee Director Stock Option Plan, which would otherwise expire on March 31, 2002.

     The Non-Employee Director Incentive Plan provides for the granting of stock options to non-employee directors. Under the terms of the Non-Employee Director Incentive Plan, which will be administered by the full Board of Directors of Insituform, directors of Insituform who are not employees of Insituform or any affiliate of Insituform during a calendar year will be able to participate in the Non-Employee Director Incentive Plan with respect to such calendar year. The purpose of the Non-Employee Director Incentive Plan is to increase the ownership interest in Insituform of non-employee directors whose services are considered essential to Insituform's continued progress and, thus, provide further incentive and compensation to serve as a director of Insituform.

     The Non-Employee Director Incentive Plan shall become effective immediately following approval by Insituform's stockholders at the 2001 Annual Meeting of Stockholders. The period during which stock options shall be granted under the Non-Employee Director Incentive Plan shall terminate on May 10, 2011 unless the Non-Employee Director Incentive Plan is extended or terminated at an earlier date by the stockholders, provided, that (i) such termination shall not affect the terms of any then outstanding stock options and (ii) the terms and conditions applicable to any stock option granted during such period may thereafter be amended or modified by mutual agreement between Insituform and the option holder. The Board may suspend or terminate the Non-Employee Director Incentive Plan at any time and for any reason.

     The total number of shares of common stock available for issuance under the Non-Employee Director Incentive Plan is 200,000, subject to adjustment in the event of any change in the number of issued shares of common stock without new consideration to Insituform, such as by reason of a stock dividend, stock split, reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

     The following summary of the Non-Employee Director Incentive Plan is subject to the provisions contained in the complete text of the Non-Employee Director Incentive Plan.

DESCRIPTION OF THE NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

     Under the terms of the Non-Employee Director Incentive Plan, each non-employee director of Insituform shall receive a stock option to purchase shares of common stock each year on the date of the Annual Meeting of Stockholders (or promptly thereafter, as determined by the Board), provided, that such director continues to be a non-employee director following such Annual Meeting. Such option shall have a value equal to the Equity Percentage (as defined below) of the overall, base annual compensation level (excluding periodic meeting fees and expense reimbursements) payable to non-employee directors at the time of the grant. From time to time and in its discretion, the Board may (i) establish a percentage of the annual compensation level payable to non-employee directors to be paid in option grants to all non-employee directors, (ii) allow individual non-employee directors to elect to receive a percentage of their respective annual compensation level in options or (iii) establish a formula that is a combination of the foregoing (the "Equity Percentage").

     In addition to the annual stock option grants, each non-employee director also shall receive a stock option to purchase shares of common stock on the date such director is first elected or appointed to the Board of Directors (or promptly thereafter, as determined by the Board). Such option shall have a value equal to (i) a percentage determined by the Board of Directors of the annual compensation level payable to non-employee directors plus (ii) the Equity Percentage of the annual compensation level for such director prorated for the then current annual period. The Board of Directors may increase the number of shares subject to any such initial option grant in its sole discretion.

     The purchase price per share of common stock for which each option shall be exercisable shall be the fair market value per share of common stock on the date the option is granted. Options may be exercised only upon payment to Insituform of the full purchase price of the shares to be delivered. Such payment shall be made in cash or, if provided in the option agreement relating thereto, in common stock beneficially owned by the holder for at least six months before the date of exercise, or in a combination of cash and common stock. The sum of the cash and the fair market value of such common stock shall be at least equal to the aggregate purchase price of the shares to be delivered.

     Each option granted under the Non-Employee Director Incentive Plan shall be fully vested and exercisable immediately, and shall expire not later than ten
(10) years from the date of the grant. In the event that an option holder ceases to be a member of the Board of Directors, such option holder may exercise options granted under the Non-Employee Director Incentive Plan for a period of thirty days following such termination of service, but in no event after the expiration date of the term of the option. In the event of the death of an option holder while serving on the Board of Directors, each of the then outstanding options of such holder will immediately become exercisable in full by the holder's legal representative at any time within a period of one (1) year after death, but in no event after the expiration date of the term of the option.

     All options granted under the Non-Employee Director Incentive Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

     Subject to the provisions of the Non-Employee Director Incentive Plan, the Board shall be authorized to interpret and administer the Non-Employee Director Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Non-Employee Director Incentive Plan and to make all other determinations necessary or advisable for the administration of the Non-Employee Director Incentive Plan. The Board also shall be authorized to revise or amend the Non-Employee Director Incentive Plan in any respect, provided, that, without approval of the stockholders, no revision or amendment shall change the selection or eligibility requirements under the Non-Employee Director Incentive Plan, increase the number of shares of common stock that may be issued under the Non-Employee Director Incentive Plan or increase the benefits that may be granted under the Non-Employee Director Incentive Plan.

NEW PLAN BENEFITS

     There are currently 5 non-employee directors who are eligible to participate in the Non-Employee Director Incentive Plan. The granting of options to non-employee directors pursuant to the Non-Employee Director Incentive Plan shall be subject to the discretion of the Board of Directors. The actual amount of any award that may be made in the future is not determinable nor are the amounts that participants would have received for 2000 if the Non-Employee Director Incentive Plan had been in effect for that year. As of the date of this proxy statement, there has been no action taken by the Board of Directors with respect to the award of stock options under the Non-Employee Director Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

     No income will be realized by a participating non-employee director on the grant of a stock option, and Insituform will not be entitled to a deduction at such time. Upon the exercise of a stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. Insituform generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     The Board of Directors recommends a vote "FOR" the adoption of the Non-Employee Director Incentive Plan.

                                  PROPOSAL 4:

                    ADOPTION OF THE LONG-TERM INCENTIVE PLAN

     The Board of Directors has adopted, subject to the approval of Insituform's stockholders, the Long-Term Incentive Plan. The purpose of the Long-Term Incentive Plan is to provide members of senior management of Insituform and its affiliates with long-term incentive compensation based on the level of achievement of financial and other performance criteria. The Long-Term Incentive Plan is intended to focus the interests of key employees on the key measures of Insituform's success and to reward such employees for achieving such key measures of Insituform's success.

     The following summary of the Long-Term Incentive Plan is subject to the provisions contained in the complete text of the Long-Term Incentive Plan.

DESCRIPTION OF THE LONG-TERM INCENTIVE PLAN

     Under the Long-Term Incentive Plan, which will be administered by the Compensation Committee of the Board of Directors, employees of Insituform who are or may be "covered employees," as defined by the Internal Revenue Code of 1986 (the "Code"), will be eligible to participate in the Long-Term Incentive Plan and receive performance-based compensation in the form of cash bonuses or by the grant of a benefit (other than a Stock Option) under the Employee Incentive Plan. The Compensation Committee will designate the participants in the Long-Term Incentive Plan (the "Participants") for each fiscal year or other period as determined by the Compensation Committee (the "Performance Period"). The Long-Term Incentive Plan is intended to qualify compensation paid thereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Stockholder approval of the Long-Term Incentive Plan is necessary for Insituform to claim federal income tax deductions in the event future payments under the Long-Term Incentive Plan to a "covered employee" exceed $1,000,000 for any fiscal year.

     The Compensation Committee shall establish objective performance goals in writing not later than ninety days after the beginning of each Performance Period. The performance goals will be established by the Compensation Committee based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine in its sole discretion: (a) stock price; (b) sales; (c) return on equity; (d) book value; (e) expense management; (f) earnings per share; (g) free cash flow; (h) net income; (i) individual performance; and (j) business unit performance. The payment of any award under the Long-Term Incentive Plan may be reduced by the Compensation Committee in its sole discretion based upon such factors as the Compensation Committee shall determine. The maximum aggregate amount of compensation that may be paid to a Participant in any fiscal year of Insituform pursuant to one or more awards under the Long-Term Incentive Plan shall not exceed the Maximum Amount for such fiscal year. If the Maximum Amount (including carryforwards under this sentence) for a fiscal year exceeds the amount paid to a Participant in that year, such excess shall be carried forward and added to the Maximum Amount for the succeeding fiscal year. For this purpose, the Maximum Amount for a fiscal year shall be $2,000,000 for the 2001 fiscal year, and, for each succeeding fiscal year, 110% of the Maximum Amount for the immediately preceding year (determined without regard to any carryforward); and compensation shall be treated as paid when such compensation would be allowable as a deduction under Chapter 1 of the Code (without regard to Section 162(m) of the Code).

     The Long-Term Incentive Plan may be amended or terminated at any time by the Compensation Committee in its sole and absolute discretion.

NEW PLAN BENEFITS

     There are approximately 5 employees who are eligible to participate in the Long-Term Incentive Plan. The granting of awards pursuant to the Long-Term Incentive Plan will be subject to the discretion of the Compensation Committee. The actual amount of any awards that may be made in the future is not determinable nor are the amounts that Participants would have received for 2000 if the Long-Term Incentive Plan had been in effect for that year. As of the date of this proxy statement, there has been no action taken with respect to the granting of awards under the Long-Term Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Upon the payment of a cash bonus pursuant to the Long-Term Incentive Plan, a Participant will realize ordinary income as of the date the bonus is payable to the Participant and Insituform will be entitled to a deduction at that time. Upon the grant of a benefit under the Employee Incentive Plan pursuant to the Long-Term Incentive Plan, a Participant will realize income, and Insituform will be entitled to a deduction, in the same manner as described under "Proposal 2. Adoption of the 2001 Employee Equity Incentive Plan -- Federal Income Tax Consequences."

     The Board of Directors recommends a vote "FOR" the adoption of the Long-Term Incentive Plan.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may be brought before the annual meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Insituform's By-laws provide that, in order for a stockholder to nominate a candidate for director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to Insituform's Secretary. In the case of an annual meeting of stockholders, to be timely, a stockholder's notice must ordinarily be delivered to or mailed and received at Insituform's principal executive offices not less than 90 days (which for the 2002 annual meeting of stockholders would be February 9, 2002) nor more than 120 days (which for the 2002 annual meeting of stockholders would be January 5, 2002) prior to the anniversary date of the preceding year's annual meeting of stockholders.

     However, if the date of the annual meeting is advanced or delayed by more than 30 days compared to the date of the preceding year's annual meeting, notice by the stockholder to be timely made must be received not later than the close of business on the later of (i) the ninetieth day prior to the meeting, or (ii) the tenth day following the date on which the date set for the meeting is first announced publicly. Any stockholder filing a notice of nomination must include the information required by Insituform's By-laws, including information about the nominee, as well as the name and address of the stockholder and the number of shares of common stock held by the stockholder.

     In order for a stockholder to bring other business before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to Insituform's Secretary within the time limits described above. Such notice must include the information required by Insituform's By-laws, including a description of the proposed business, the reasons therefor and any interest the stockholder has in such business.

     If a stockholder fails to notify Insituform within the time limits described above of an intent to be present at Insituform's 2001 annual meeting of stockholders in order to present a proposal for a vote, Insituform will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in Insituform's proxy statement. Stockholder proposals intended to be presented at the 2002 annual meeting must be received by Insituform by December 1, 2001 in order to be considered for inclusion in Insituform's proxy statement relating to such meeting.

                                          HOWARD KAILES
                                          Secretary

Chesterfield, Missouri
March 30, 2001

                                                                      APPENDIX A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                        OF INSITUFORM TECHNOLOGIES, INC.

                                    CHARTER
                            (EFFECTIVE MAY 25, 2000)

I. PURPOSE

     The primary function of the Audit Committee, created by the Board of Directors of the Company (the "Board of Directors") pursuant to resolutions duly adopted on January 7, 1982 and reconstituted by resolutions duly adopted on November 13, 1987, is to assist the Board of Directors in overseeing and monitoring management in the preparation of the consolidated financial statements of the Company, and to perform such other duties as shall be delegated to it by the Board of Directors. In furtherance thereof, the Audit Committee's functions shall extend to making recommendations to the Board of Directors regarding the engaging and discharging of the Company's independent auditors, reviewing with the independent auditors the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, approving the professional services provided by the independent auditors, and reviewing the independence of the professional auditors. The Audit Committee will address these functions by carrying out the activities enumerated in Section IV of this Charter, which are intended to describe a program of guidance and oversight and not to diminish the primary responsibility of the Company's management for the Company's financial statements and internal controls.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors. The members of the Audit Committee shall be elected by the Board of Directors at the first regular meeting of the Board of Directors following the annual meeting of stockholders, and shall serve until their successors shall be duly elected and qualified, subject to the By-Laws of the Company. Unless a Chairman of the Audit Committee is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman thereof by majority vote of the full Audit Committee membership.

     All members of the Audit Committee shall have an understanding of the Corporation's business and services and a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     Effective June 1, 2001, or at such earlier time as shall be determined by the Board of Directors, each member of the Audit Committee shall be an independent director. For purposes of the foregoing, an independent director shall mean a member of the Board of Directors other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors shall deem not independent any person so considered under the rules of the National Association of Securities Dealers Inc. (the "NASD") applicable to the Company.

     Notwithstanding the foregoing, one director who is not independent as aforesaid may be appointed to the Audit Committee, consistent with the requirements of the NASD applicable to the Company, if the Board of Directors under exceptional and limited circumstances determines that membership on the Audit Committee is required by the best interests of the Company and its stockholders. Prior to June 1, 2001, a majority of the members of the Audit Committee shall be independent directors, as determined by the Board of Directors consistent with the applicable NASD requirements.

III. MEETINGS

     The Audit Committee shall meet on a regular basis, and as frequently as circumstances dictate. The Audit Committee shall maintain minutes and other records of its meetings and other activities. In furtherance of its objective of creating an open avenue of communication among the Company's accountants, financial and senior management, internal auditing staff and the Board of Directors, the Audit Committee shall meet at least annually with management and the independent accountants in executive session, to discuss any matters that the Audit Committee or these groups believe should be discussed privately. In addition, the Audit Committee should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with Section IV hereof.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

PERIODIC REVIEW

     1. Review and update this Charter periodically, at least annually, as conditions dictate, and submit any changes for ratification by the full Board of Directors.

     2. Review the Corporation's annual financial statements, including any certification, report, opinion, or review rendered by the independent accountants, prior to filing with the Securities and Exchange Commission together with the Company's Annual Report on Form 10-K.

     3. Review with financial management and the independent accountants the Company's quarterly unaudited financial statements prior to filing with the Securities and Exchange Commission together with the Company's Quarterly Report on Form 10-Q. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     4. Review other financial statements contained in filings by the Company with the Securities and Exchange Committee and other published documents.

INDEPENDENT ACCOUNTANTS

     5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

     6. On an annual basis, review and discuss with the accountants all significant relationships the accountants have with the Company, to determine independence and objectivity; and be responsible for ensuring receipt from the accountants of a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

     7. Take steps to ensure the independent accountant's ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the stockholders, and the ultimate authority of the Board of Directors and the Audit Committee, as such representatives, to select, evaluate and, where applicable, replace the independent accountants.

     8. Consult with the independent accountants, out of the presence of management, concerning internal controls, and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES

     9. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles, as applied in its financial reporting.

     11. Consider and approve, if appropriate, any major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing staff.

PROCESS IMPROVEMENT

     12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditing staff regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     13. Inquire of the independent accountants, the internal auditing staff and management about assessing risk of fraudulent financial reporting and assess the steps management has taken to minimize such risks to the Company.

     14. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing staff any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     15. Review any significant disagreement among management and the independent accountants or the internal auditing staff in connection with the preparation of the financial statements.

     16. Review with the independent accountants, the internal auditing staff and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

LEGAL AND ETHICAL COMPLIANCE

     17. Consult with management to ensure that appropriate ethical standards for business conduct are communicated to employees generally, and review compliance with such standards.

     18. Review activities, organizational structure, and qualifications of the internal audit staff.

     19. Review, with the Company's general counsel and, when appropriate, outside counsel, legal compliance matters, and any legal matter that could have a significant impact on the Company's financial statements.

     20. Conduct or authorize investigations into any other matters within its scope of responsibilities, and retain independent counsel, accountants, or others to assist in the conduct of any investigation.

     21. Perform any other activities consistent with this Charter, the Corporation's By-laws, the enabling resolutions for the Audit Committee adopted by the Board of Directors, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                          INSITUFORM TECHNOLOGIES, INC.

                              CLASS A COMMON SHARES

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the notice of the Annual Meeting of Stockholders of Insituform Technologies, Inc. ("Insituform") to be held at the Doubletree Hotel, 16625 Swingley Ridge Road, Chesterfield, Missouri on Thursday, May 10, 2001 at 9:00 a.m., local time, and the proxy statement in connection therewith and (2) appoints Anthony W. Hooper, Thomas A. A. Cook and Joseph A. White, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of Insituform's Class A common shares, $.01 par value (the "Common Stock"), standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs that this proxy be voted as specified on the reverse side.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment or adjournments thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                         INSITUFORM TECHNOLOGIES, INC.

                                  MAY 10, 2001

/X/   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                                               FOR                WITHHOLD AUTHORITY          NOMINEES:
                                      all nominees listed at        to vote for all
                                     right (except as marked       nominees listed
                                      to the contrary below)          at right
(1) Election of Directors                     / /                       / /              Robert W. Affholder
                                                                                         Paul A. Biddelman
                                                                                         Stephen P. Cortinovis
                                                                                         Juanita H. Hinshaw
                                                                                         Anthony W. Hooper
                                                                                         Thomas N. Kalishman
                                                                                         Sheldon Weinig
                                                                                         Alfred L. Woods

(Instructions: To withhold authority to vote for any individual nominee as a director, write that nominee's name in the space provided below)

---------------------------------------------------------------



                                                FOR        AGAINST     ABSTAIN
(2)   Approval of the adoption of the 2001      / /          / /         / /
      Employee Equity Incentive Plan

                                                FOR        AGAINST     ABSTAIN
(3)   Approval of the adoption of the 2001      / /          / /         / /
      Non-Employee Director Equity
      Incentive Plan

                                                FOR        AGAINST     ABSTAIN
(4)   Approval of the adoption of the           / /          / /         / /
      Long-Term Incentive Plan


(5) In the discretion of the proxies on any matter that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO HEREON.

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

SIGNATURE:  _____________________________________     DATED:  __________________
            (and TITLE, if applicable)


SIGNATURE:  _____________________________________     DATED:  __________________
(if held jointly) (and TITLE, if applicable)

Please date this proxy and sign your name exactly as it appears herein. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                          INSITUFORM TECHNOLOGIES, INC.

                       2001 EMPLOYEE EQUITY INCENTIVE PLAN


      1. PURPOSE AND NATURE OF PLAN. The purpose of this 2001 Employee Equity Incentive Plan (the "PLAN") of Insituform Technologies, Inc. (the "COMPANY") is to encourage key employees of the Company (together with such subsidiaries of the Company as the Administrator may designate) to acquire shares of the Company's Class A common shares, $0.01 par value (the "COMMON STOCK"), or to receive monetary payments based on the value of Common Stock or based upon achieving certain goals on a basis mutually advantageous to such key employees and the Company and, thus, provide an incentive for key employees to contribute to the success of the Company and align the interests of key employees with the interests of the stockholders of the Company.

      2. ADMINISTRATION; INTERPRETATION. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "ADMINISTRATOR"), unless otherwise specified by the Board of Directors. The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

      Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to delegate some or all of its authority under the Plan and to take all steps and make all determinations necessary or advisable in connection with the Plan and the benefits granted pursuant to the Plan. The determination of the Administrator in the administration of the Plan shall be conclusive and binding upon all persons, including without limitation the Company, its stockholders and persons granted benefits under the Plan.

      To the extent that any benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a participant, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant benefits that so qualify (including the authority to grant, simultaneously or otherwise, benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among participants) in respect to the grant or exercise of any benefits under the Plan.

      The Administrator may, in its sole discretion, select persons eligible to participate in the Plan, grant benefits in accordance with the Plan, and establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant); provided, notwithstanding anything contained herein to the contrary, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 250,000 shares (as adjusted in accordance with Section 6).

      3. PARTICIPANTS. Participants will consist of such officers and key employees of the Company (or any designated subsidiary of the Company) as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

      4. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 6 (relating to adjustment for changes in capital stock) an aggregate of one million (1,000,000) shares of Common Stock shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or shares re-acquired by the Company, including shares purchased in the open market or in private transactions.

      The term "PLAN MAXIMUM" shall refer to the number of shares of Common Stock that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, SARs (as defined below) or Performance Awards (as defined below) will reduce the Plan Maximum while such options, SARs or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited options, SARs or Performance Awards shall be added back to the Plan Maximum. If the exercise price of stock options is paid by delivery of shares of Mature Stock (as hereinafter defined), the Plan Maximum shall be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise, regardless of the number of shares of Common Stock surrendered or withheld in payment. If a SAR is exercised for cash or a Performance Award is paid in cash, the Plan Maximum shall be increased by the number of shares of Common Stock with respect to which such payment is applicable. Restricted Stock (as defined below) issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of Restricted Stock shall be added back to the Plan Maximum if such Restricted Stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to the Plan.

      5. TYPES OF BENEFITS. The following benefits may be granted under the
Plan: (i) stock appreciation rights ("SARS"); (ii) restricted stock ("RESTRICTED STOCK"); (iii) performance awards ("PERFORMANCE AWARDS"); (iv) incentive stock options ("ISOS"); (v) nonqualified stock options ("NQSOS"); and (vi) Stock Units, all as described below.

            (a) STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (i) in conjunction with the exercise of an option, (ii) upon lapse of an option, (iii) independent of an option or (iv) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (i) or (ii) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("CODE"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten (10) years after the date they are granted and will expire in accordance with the terms established by the Administrator.

            (b) RESTRICTED STOCK. Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

                  (i) The purchase price, if any, will be determined by the
            Administrator.

                  (ii) The period of restriction shall be established by the
            Administrator for any grants of Restricted Stock.

                  (iii) Restricted Stock may be subject to (A) restrictions on the sale or other disposition thereof; (B) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (C) representation by the employee that such employee intends to acquire Restricted Stock for investment and not for resale; and (D) such other restrictions, conditions and terms as the Administrator deems appropriate.

                  (iv) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

                  (v) The participant shall be entitled to vote the Restricted
            Stock during the period of restriction.

                  (vi) The Administrator shall determine whether Restricted
            Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

            (c) PERFORMANCE AWARDS. Performance Awards are Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five (5) years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Company is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

            (d) INCENTIVE STOCK OPTIONS. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares of Common Stock on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (i) by check, (ii) in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six (6) months or (iii) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

            (e) NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (i) by check, (ii) in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six (6) months ("MATURE STOCK") or (iii) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.

            (f) STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a stockholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

      6.    ADJUSTMENT PROVISIONS.

            (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted, and the number of shares of Common Stock covered by each outstanding benefit shall be appropriately adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

            (b) Notwithstanding any other provision of the Plan, and without affecting the number of shares of Common Stock reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

      7. NO RIGHT TO CONTINUE AS AN OFFICER OR EMPLOYEE; NO STOCKHOLDER RIGHTS. Neither the Plan, nor the granting of any benefit nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a participant has a right to continue as a participant or as an officer or employee of the Company for any period of time. No participant shall have rights as a stockholder under the Plan, but may have such rights only if the particular benefit granted under the Plan independently contains such rights as a matter of law.

      8. AMENDMENT; GOVERNING LAW. The Board of Directors may revise or amend the Plan in any respect whatsoever; provided, that, without approval of the stockholders of the Company, no revision or amendment shall (i) change the selection or eligibility requirements under the Plan, (ii) increase the number of shares of Common Stock that may be issued under the Plan or (iii) increase the amount or type of benefits that may be granted under the Plan. By mutual agreement between the Company and a participant hereunder, benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under the Plan. No action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

      9. EFFECTIVE DATE, DURATION, SUSPENSION AND TERMINATION OF THE PLAN. The Plan shall become effective immediately following approval by the stockholders of the Company at the 2001 Annual Meeting of Stockholders. The period during which benefits may be granted under the Plan shall terminate on the day following the tenth anniversary of the 2001 Annual Meeting of Stockholders (unless the Plan is extended or terminated at an earlier date by stockholders); provided, (i) such termination shall not affect the terms of any then outstanding benefit and (ii) the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. The Board may suspend or terminate the Plan at any time and for any reason.

                          INSITUFORM TECHNOLOGIES, INC.

                2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN


      1. PURPOSE AND NATURE OF PLAN. The purpose of this 2001 Non-Employee Director Equity Incentive Plan (the "PLAN") of Insituform Technologies, Inc. (the "COMPANY") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress and, thus, provide further incentive and compensation for service as a director of the Company.

      2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "BOARD"). Subject to the provisions of the Plan, the Board shall have exclusive authority to interpret and administer the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to take all steps and make all determinations necessary or advisable for the administration of the Plan; provided, that the Board shall not have the authority to take any action or make any determination that would materially increase the benefits of participants under the Plan. The determination of the Board in the administration of the Plan shall be conclusive and binding upon all persons, including without limitation the Company, its stockholders and persons granted options or other benefits under the Plan. The officers of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan.

      3. PARTICIPANTS. Directors of the Company who are not employees of the Company (or any affiliate of the Company) during a calendar year shall be eligible to participate in the Plan with respect to such calendar year ("ELIGIBLE DIRECTORS").

      4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in
Section 6 (relating to adjustment for changes in capital stock), an aggregate of 200,000 shares of the Company's Class A common shares, $0.01 par value ("COMMON STOCK"), shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or from shares re-acquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

      5. STOCK OPTIONS. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

            (a) NEW ELIGIBLE DIRECTOR INITIAL OPTION GRANTS. An option to purchase shares of Common Stock shall be granted automatically to each new Eligible Director on the date such new Eligible Director is elected or appointed to the Board (or promptly thereafter, as determined by the Board). Such option shall have a value equal to (i) a percentage (determined by the Board) of the Total Director Compensation (as defined below) plus (ii) the Equity Percentage of Total Director Compensation for such Eligible Director prorated for the then current annual period. The value of such options shall be determined by the Board on the basis of the Black-Scholes option pricing model. The Board may increase the number of shares of Common Stock subject to any such initial option grant in its sole discretion.

            (b) ANNUAL OPTION GRANTS. An option to purchase shares of Common Stock may be granted to each Eligible Director once each year on the date of the Annual Meeting of the Stockholders of the Company (or promptly thereafter, as determined by the Board); provided, such Eligible Director continues to be an Eligible Director after such Annual Meeting. Such option shall have a value equal to the Equity Percentage of Total Director Compensation for such Eligible Director at the time of the grant. From time to time, the Board will establish the overall, base annual compensation level (excluding periodic meeting fees and expense reimbursements) paid or payable to Eligible Directors ("TOTAL DIRECTOR COMPENSATION"). From time to time and in its discretion, the Board may (i) establish a percentage of the Total Director Compensation to be paid in option grants under the Plan to all Eligible Directors, (ii) allow individual Eligible Directors to elect to receive a percentage of their respective Total Director Compensation in option grants under the Plan or
      (iii) establish a formula that is a combination of the foregoing (as applicable to any specific Eligible Director, an "EQUITY PERCENTAGE"). The value of such options shall be determined by the Board on the basis of the Black-Scholes option pricing model.

            (c) EXERCISE PRICE. The purchase price per share of Common Stock for which each option is exercisable shall be the fair market value per share of Common Stock on the date the option is granted, which shall be the closing price per share of the Common Stock as generally reported by NASDAQ.

            (d) VESTING, EXERCISABILITY AND TERM OF OPTIONS. Each option granted under the Plan shall be fully vested and exercisable immediately, and shall expire as provided in the written agreement relating thereto (but in no event after ten (10) years from the date of the grant), subject to earlier termination as provided below.

            (e) TERMINATION OF SERVICE; DEATH. If any option holder's service on the Board is terminated for any reason (other than such option holder's death), then such option holder may not exercise options granted under the Plan at any time after thirty (30) days following such termination of service, and, in no event, after the expiration date of the term of the option. If any option holder's service on the Board is terminated as a result of the option holder's death, then such option holder's legal representative may not exercise options granted under the Plan at any time after one (1) year following such termination of service, and, in no event, after the expiration date of the term of the option.

            (f) PAYMENT. Options may be exercised only upon payment to the Company in full of the purchase price of the shares of Common Stock to be delivered. Such payment shall be made in cash or, if permitted in the written option agreement, in Common Stock beneficially owned by the option holder for at least six (6) months before the date of exercise of the option ("MATURE COMMON STOCK") or in a combination of cash and Mature Common Stock. The sum of the cash and the fair market value of such Mature Common Stock shall be at least equal to the aggregate price of the shares of Common Stock to be delivered.

            (g) NON-ASSIGNABLE AND NON-TRANSFERABLE OPTIONS. All options granted under the Plan shall be non-assignable and non-transferable other than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder or the option holder's guardian or legal representative.

      6. ADJUSTMENT PROVISIONS. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted, and the number of shares of Common Stock covered by each outstanding option shall be appropriately adjusted so that the aggregate consideration payable to the Company and the aggregate shares of Common Stock issuable under each option shall not be changed. Written option agreements may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from the Company's reorganization, recapitalization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

      7. NO RIGHT TO CONTINUE AS A DIRECTOR; NO STOCKHOLDER RIGHTS FOR OPTIONS. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Eligible Director has a right to continue as an Eligible Director for any period of time, or at any particular rate of compensation. No Eligible Director shall have rights as a stockholder with respect to shares of Common Stock covered by options granted hereunder until the date of the issuance of a stock certificate therefor.

      8. AMENDMENT; GOVERNING LAW. The Board may revise or amend the Plan in any respect whatsoever; provided, that, without approval of the stockholders of the Company, no revision or amendment shall (i) change the selection or eligibility requirements under the Plan, (ii) increase the number of shares of Common Stock that may be issued under the Plan or (iii) increase the amount or type of benefits that may be granted under the Plan. By mutual agreement between the Company and an option holder hereunder, options may be granted to such option holder in substitution and exchange for, and in cancellation of, any options previously granted under the Plan. No action authorized by this paragraph shall reduce the amount of any existing option or change the terms and conditions thereof without the option holder's consent. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

      9. EFFECTIVE DATE, DURATION, SUSPENSION AND TERMINATION OF THE PLAN. The Plan shall become effective immediately following approval by the stockholders of the Company at the 2001 Annual Meeting of Stockholders. The period during which option grants shall be made under the Plan shall terminate on the day following the tenth anniversary of the 2001 Annual Meeting of Stockholders (unless the Plan is extended or terminated at an earlier date by stockholders); provided, (i) such termination shall not affect the terms of any then outstanding option and (ii) the terms and conditions applicable to any option granted within such period may thereafter be amended or modified by mutual agreement between the Company and the option holder. The Board may suspend or terminate the Plan at any time and for any reason.

                          INSITUFORM TECHNOLOGIES, INC.

                            LONG-TERM INCENTIVE PLAN


      1. PURPOSE. The purpose of the Insituform Technologies, Inc. Long-Term Incentive Plan (the "PLAN") is to provide members of the senior management of Insituform Technologies, Inc. (the "COMPANY") and its affiliates with long-term incentive compensation based on the level of achievement of financial and other performance criteria. The Plan is intended to focus the key employees on the critical measures of the Company's success and to reward such employees for achieving such key measures of the Company's success.

      2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

      "AWARD" shall mean a cash payment (whether paid currently or deferred), or a grant of a "benefit" (other than a stock option) pursuant to the Equity Plan.

      "BOARD" shall mean the Board of Directors of the Company.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMMON STOCK" shall mean the Class A common stock, par value $0.01 per share, of the Company.

      "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board (or any successor committee), which committee shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

      "COVERED EMPLOYEE" shall mean a "covered employee" within the meaning of
Section 162(m) of the Code.

      "EQUITY PLAN" shall mean the Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan and any successor plan of the Company.

      "PARTICIPANT" shall mean any executive of the Company who is eligible to participate in accordance with Section 3 of this Plan.

      "PERFORMANCE PERIOD" shall mean any period of at least one year designated as a Performance Period by the Compensation Committee.

      "PERFORMANCE AWARD" shall mean an Award level that may be paid if certain performance goals are achieved in the Performance Period.

      3. ELIGIBILITY. The Participants in this Plan for any Performance Period shall be comprised of each employee of the Company who is a Covered Employee during such Performance Period, or who may be a Covered Employee as of the end of a tax year for which the Company would claim a tax deduction in connection with payment of compensation to such employee during such Performance Period, and who is designated individually or by class to be a Participant for such Performance Period by the Compensation Committee at the time a Performance Award is established for such employee.

      4. AWARDS.

                  (a) The Compensation Committee shall establish objective performance goals in writing not later than 90 days after the beginning of each Performance Period. The performance goals will be based on one or more of the following business criteria: stock price, sales, return on equity, book value, expense management, earnings per share, free cash flow, net income, individual performance and business unit performance. The Compensation Committee will specifically define such terms at the time it establishes the performance goals. Such performance goals shall be sufficiently detailed and objective so that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant pursuant to such Performance Award formula.

                  (b) The Compensation Committee shall also establish the Performance Award payable to a Participant if the performance goals are achieved. The payment of any Award shall be subject to achievement of the performance goals. The Compensation Committee may, in its discretion, reduce the amount of any Award based on such criteria as it shall determine. Awards shall be paid as soon as practical after the Compensation Committee has certified that the performance goals for the Performance Period have been achieved.

                  (c) Prior to the payment of any Award, the Compensation Committee shall certify in writing that the performance goals applicable to such Award were met.

                  (d) The Compensation Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto.

                  (e) The maximun aggregate amount of compensation that may be paid to a Participant in any fiscal year of the Company pursuant to one or more Performance Awards under this Plan shall not exceed the Maximum Amount for such fiscal year. If the Maximum Amount (including carryforwards under this sentence) for a fiscal year exceeds the amount paid to a Participant in that year, such excess shall be carried forward and added to the Maximum Amount for the succeeding fiscal year. For this purpose, the Maximum Amount for a fiscal year shall be $2,000,000 for the 2001 fiscal year, and, for each succeeding fiscal year, 110% of the Maximum Amount for the immediately preceding year (determined without regard to any carryforward); and compensation shall be treated as paid when such compensation would be allowable as a deduction under Chapter 1 of the Code (without regard to Section 162(m) of the Code).

      5. FORM OF PAYMENT. An Award shall be paid in the form of cash, or in the form of a "benefit" in accordance with an award pursuant to the Equity Plan.

      6. TIME OF PAYMENT. An Award for a Performance Period normally shall be paid as soon as administratively feasible after the Compensation Committee certifies in writing that the performance goals applicable to such Award were met. However, a Participant may elect to defer receipt of such a payment in accordance with the terms of the Insituform Technologies, Inc. Senior Management Voluntary Deferred Compensation Plan or any successor plan.

      7. OTHER CONDITIONS.

            (a) No person shall have any claim to an Award under the Plan. There is no obligation of uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

            (b) Neither the Plan, nor any action taken hereunder, shall be construed as giving to any Participant the right to be retained in the employ of the Company or an affiliate.

            (c) The Company or any affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

      8. PLAN ADMINISTRATION.

                  (a) The Compensation Committee shall have full discretionary power to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Compensation Committee shall be entitled to rely on opinions, reports or statements of employees of the Company and its affiliates and of counsel, public accountants and other professional or expert persons.

                  (b) The Plan shall be governed by the laws of the State of Missouri and applicable federal law.

      9. MODIFICATION OR TERMINATION OF PLAN. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine.

      10. STOCKHOLDER APPROVAL. This Plan shall be subject to approval by the affirmative vote of a majority of the shares of Common Stock cast in a separate vote of the stockholders of the Company at the 2001 Annual Meeting of Stockholders, and such stockholder approval shall be a condition to the right of a Participant to receive any Award hereunder.